State of Delaware Secretary of State Division of Corporations Delivered 08:02 AM 07/20/2026 FILED 08:02 AM 07/20/2026 SR 20263769531 – File Number 4874913

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREENIDGE GENERATION HOLDINGS INC.

_______________________________________________________

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

GREENIDGE GENERATION HOLDINGS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.	The name of the corporation is: Greenidge Generation Holdings Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 2021.

2.	That at a meeting of the Board of Directors of the Corporation held on July 13, 2026, the following resolution setting forth an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, relating to changing the name of the Corporation, was duly adopted by the Board of Directors:

RESOLVED, that the Board hereby approves the amendment of Article I of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, so that Article I shall read in its entirety as follows:

“The name of the corporation is:  Vulcan Infrastructure and Power Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 27, 2021. The name under which this corporation was originally incorporated is Greenidge Generation Holdings Inc.”

3.	The amendment to the Corporation’s Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.	The foregoing amendment shall be effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by an authorized officer, this 14th day of July, 2026.

GREENIDGE GENERATION HOLDINGS INC.,
a Delaware corporation

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer